UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2016

Commission File Number

001-34581

Kraton Performance Polymers, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-0411521
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15710 John F. Kennedy Blvd., Suite 300

Houston, TX 77032

(Address of principal executive offices, including zip code)

281-504-4700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported, on September 27, 2015, Kraton Polymers LLC (the “Company”), a wholly-owned subsidiary of Kraton Performance Polymers, Inc. (the “Parent” and, together with its wholly-owned subsidiaries, “Kraton”), entered into a definitive agreement (the “Stock Purchase Agreement”) with AZC Holding Company LLC, a Delaware limited liability company, and Arizona Chemical Holdings Corporation, a Delaware corporation (“Arizona Chemical”), pursuant to which the Company agreed to acquire all of the outstanding capital stock of Arizona Chemical for a cash purchase price of $1.37 billion (the “Arizona Chemical Acquisition”).

On January 6, 2016 (the “Closing Date”), the $1.37 billion cash purchase price for the Arizona Chemical Acquisition, which is subject to adjustment for cash, indebtedness, working capital, and other items, as well as the Company’s previously announced cash tender offer and redemption of all of its outstanding 6.75% Senior Notes due 2019, and the related acquisition and financing expenses were funded through the following transactions:

•	A private offering of $440 million in aggregate principal amount of 10.500% Senior Notes, which were issued at a price of 96.225% and mature on April 15, 2023,

•	A $1,350 million six-year senior secured first lien term loan facility, which was issued at a price of 97.000% and will bear interest at LIBOR plus 500 basis points, subject to a LIBOR floor of 100 basis points, and

•	A new $250 million five-year asset-based revolving credit facility, $37 million of which was drawn on the Closing Date, which replaced the Company’s former senior secured credit facilities.

Set forth below is a summary of the material terms of each of the transactions mentioned above.

Senior Secured Credit Facilities

Term Loan Facility

Overview

On the Closing Date, the Company (referred to herein as the “Borrower”), the Parent, Kraton Polymers U.S. LLC (“KPLLC”), Elastomers Holdings LLC (“Elastomers”), Kraton Polymers Capital Corporation (“KPCC”), Arizona Chemical, AZ Chem Intermediate Inc. (“AZ Intermediate”), AZ Chem US Holdings Inc. (“AZ Holdings”), AZ Chem US Inc. (“AZ US”) and Arizona Chemical Company, LLC (“ACC” and, together with KPLLC, Elastomers, KPCC, Arizona Chemical, AZ Intermediate, AZ Holdings and AZ US, the “Guarantors”), entered into a credit and guarantee agreement (the “Term Loan Agreement”) and related pledge and security agreement (the “Pledge Agreement”) with certain lenders and Credit Suisse AG, Cayman Islands Branch (“Credit Suisse AG”), as administrative agent and collateral agent, to establish a new term loan facility (“Term Loan Facility”) consisting of a U.S. senior secured term loan credit facility in an aggregate principal amount equal to $1.35 billion (the “Initial Term Loan”). Subject to compliance with certain covenants and other conditions described in the Term Loan Agreement, the Borrower has an option to raise up to $350 million of incremental term loans plus an additional amount subject to a Senior Secured Net Leverage Ratio (as defined in the Term Loan Agreement).

Maturity

The principal amount outstanding under the Initial Term Loan is due and payable in full on the sixth anniversary of the Closing Date. The Borrower is required to make scheduled quarterly principal payments beginning on March 31, 2016 in the amount of approximately $8.4 million until December 31, 2016, and then in the amount of approximately $16.9 million until September 30, 2021.

Interest Rates and Fees

Borrowings under the Term Loan Facility bear interest at a rate per annum equal to an applicable margin, plus, at the Borrower’s option, (a) an adjusted LIBOR rate (subject to a 1% floor) determined by reference to the costs of funds for U.S. dollar deposits for the interest period relevant to such borrowing adjusted for statutory reserve requirements or (b) an alternate base rate (subject to a 2% floor) determined by reference to the highest of (1) the prime rate of Credit Suisse AG, (2) the federal funds rate effective rate plus 0.50% and (3) the one month adjusted LIBOR rate plus 1% per annum. The applicable margin is 5.00% for the Initial Term Loans that are LIBOR loans and 4.00% for the Initial Term Loans that are base rate loans.

In addition to paying interest on outstanding principal under the Term Loan Facility, the Borrower must pay customary agency fees, an arrangement fee and an upfront fee based on a percentage of the aggregate principal amount.

Mandatory Prepayments

Subject to certain restrictions on repatriation, the Borrower is required to prepay (a) 100% of the net cash proceeds of all non-ordinary course asset sales or other dispositions of property in excess of $25.0 million, to the extent that such proceeds are not reinvested or committed to be reinvested within 12 months and actually so reinvested within 18 months; provided that the net cash proceeds from the sale of ABL Priority Collateral (as defined below) that are required to prepay loans under the Asset Backed Loan Agreement (as defined below) are not required to prepay the loans under the Term Loan Facility, (b) 50% of excess cash flow, declining to 25% and 0% based on the Senior Secured Net Leverage Ratio, and (c) 100% of net cash proceeds from debt issuances except for certain debt issuances relating to refinancing the loans under the Term Loan Facility. The mandatory prepayments shall be applied ratably to each class of loans then outstanding under the Term Loan Facility, without premium or penalty, and as further directed by the Borrower.

Voluntary Prepayments

The Borrower may voluntarily prepay outstanding loans at any time. Voluntary prepayments of the loans may be made without premium or penalty other than customary “breakage” costs with respect to LIBOR loans and other than a 1% premium in connection with certain repricing transactions consummated within 12 months after the Closing Date. Voluntary prepayments will be applied as the Borrower may direct (and absent such direction, pro rata).

Guarantees and Security

All obligations under the Term Loan Facility are guaranteed by the Parent and each of the Guarantors, as further described under the section entitled “Pledge Agreement” below.

Certain Covenants

The Term Loan Agreement contains a number of affirmative covenants including, among other things:

•	Delivery of financial statements and other reports, compliance certificates and other information, notices of default and notices of other material matters (including environmental disclosures);

•	Compliance with material laws and regulations;

•	Commercially reasonable efforts to maintain public corporate credit family ratings of the Borrower and ratings of the Term Loan Facility from Moody’s and S&P (but not to maintain a specific rating);

•	Maintenance of customary insurance;

•	Preservation of existence; and

•	Maintenance of material properties.

The Term Loan Agreement contains a number of negative covenants including, among other things:

•	Limitations on liens;

•	Limitations on mergers and consolidations;

•	Limitations on sales of assets outside of the ordinary course of business;

•	Limitations on sale and leaseback transactions;

•	Limitations on the incurrence and existence of debt;

•	Limitations on restricted payments;

•	Limitations on conduct of business;

•	Limitations on investments, loans, advances and acquisitions; and

•	Limitations on transactions with affiliates.

The Term Loan Agreement also contains a financial covenant such that the Parent and its restricted subsidiaries must maintain a Senior Secured Net Leverage Ratio subject to specified stepdowns at the last day for each fiscal quarter starting from the fiscal quarter ending as of March 31, 2016, and until the fiscal quarter ending as of September 30, 2021.

Events of Default

The Term Loan Agreement contains events of default, including with respect to a failure to make payments under the Term Loan Facility, cross-default and cross-judgment default, breaches by the Borrower and the Guarantors under the Term Loan Agreement, certain bankruptcy events, certain change of control events and the invalidity or enforceability of the guaranty provisions, the collateral documents or the other credit documents.

The foregoing summary does not purport to be complete and is subject to, and qualified in its entirety, by the full text of the Term Loan Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Pledge Agreement

On the Closing Date, the Borrower, the Parent, and the Guarantors (collectively, the “Pledgors”) entered into the Pledge Agreement in favor of Credit Suisse AG, as collateral agent, to secure the payment of the secured obligations under the Term Loan Agreement. Under the Pledge Agreement, the Pledgors granted a security interest in and continuing lien on all of such Pledgor’s right, title and interest in the collateral described therein, including (i) a perfected first-lien pledge of 100% of the equity interests held by the Pledgors in their respective first-tier domestic subsidiaries and 65% of the equity interests directly held by the Pledgors in their first-tier foreign subsidiaries, (ii) a perfected first-priority security interest in substantially all tangible and intangible assets of the Borrower and the Guarantors, other than the ABL Priority Collateral (as defined below) and (iii) a perfected second-priority security interest in all of the ABL Priority Collateral.

The foregoing summary does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Pledge Agreement attached hereto as Exhibit 10.2 and incorporated herein by reference.

Asset Backed Loan Facilities

Overview

On the Closing Date, (i) the Company (referred to herein as the “Initial U.S. Borrower”), along with ACC (referred to herein as the “Added U.S. Borrower”), and Kraton Polymers Nederland B.V. (the “Initial Dutch Borrower” and together with the Initial U.S. Borrower and the Added U.S. Borrower, the “ABL Borrowers” and each an “ABL Borrower”), (ii) KP International C.V. (“KPI”), K.P. Global Holdings C.V. (“KPG CV”), and Kraton Polymers Holdings B.V. (“KPH BV” and, together with KPI, KPG CV and KPH BV, the “Dutch Guarantors”), and (iii) the Parent and the Guarantors (collectively, the “U.S. Guarantors” and, the U.S. Guarantors and the Dutch Guarantors collectively, the “ABL Guarantors”), entered into an amended and restated loan, security and guarantee agreement (the “Asset Backed Loan Agreement”) with certain lenders and Bank of America, N.A., as administrative agent and collateral agent, to establish a new asset based revolving credit facility consisting of a U.S. senior secured revolving credit facility and a Dutch senior secured revolving credit facility (the “Asset Backed Loan Facilities”) to replace the existing secured revolving credit facility established pursuant to the credit agreement dated as of March 27, 2013 as amended, among the Parent, as a guarantor, the Company, as borrower, the other guarantors named therein, the lenders named therein and Bank of America, N.A., as administrative agent (the “Existing Asset Backed Loan Facilities”).

The Asset Backed Loan Agreement provides for senior secured financing of up to $250 million consisting of:

(1)	a $150 million U.S. senior secured revolving credit facility, of up to which $30 million may be utilized for the issuance of letters of credit, and of up to which the lesser of (a) $15 million and (b) 10% of the U.S. revolver commitments may be made available as short-term borrowings upon same-day notice, referred to as swingline loans, provided the amount of such swingline loans does not exceed U.S. borrowing availability at the time of funding; and

(2)	a $100 million Dutch senior secured revolving credit facility, of up to which $20 million may be utilized for the issuance of letters of credit, and of up to which the lesser of (a) $10 million and (b) 10% of the Dutch revolver commitments may be made available as short-term borrowings upon same-day notice, referred to as swingline loans.

The ABL Borrowers may request up to an aggregate of $100 million of additional revolving facility commitments, subject to additional conditions described in the Asset Backed Loan Agreement, and provided that the U.S. revolver commitment is at least 50% of the aggregate commitments after giving effect to such increase.

Interest Rates and Fees

U.S. borrowings under the U.S. senior secured revolving credit facility (other than swingline loans) bear interest at a rate equal to, at the applicable ABL Borrower’s option, either (a) a base rate determined by reference to the prime rate of Bank of America, N.A. plus an applicable margin. U.S. swingline loans shall bear interest at a base rate determined by reference to the greatest of (1) the prime rate of Bank of America, N.A., (2) the federal funds rate plus 0.50% or (3) LIBOR plus 1.0%, in each case plus an applicable margin.

Dutch borrowings under the Dutch senior secured revolving credit facility bear interest at a rate equal to, at the applicable ABL Borrower’s option, either (a) a fluctuating rate, with respect to Euros, Pounds Sterling and Dollars outside of the U.S. and Canada, equal to the base rate by the local branch of Bank of America, N.A. in the jurisdiction in which such currency is funded, or (b) a rate based on LIBOR, in each case plus an applicable margin.

The applicable margin is subject to a minimum of 0.5% and a maximum of 1.0% with respect to U.S. base rate loans, and a minimum of 1.5% and maximum of 2.0% for foreign base rate borrowings and LIBOR loans. The applicable margin is subject to adjustment based on the ABL Borrowers’ excess availability for the most recent fiscal quarter.

In addition to paying interest on outstanding principal under the Asset Backed Loan Facilities, the ABL Borrowers will be required to pay a commitment fee in respect of the unutilized commitments at an annual rate of 0.375% times the average daily amount by which the Dutch revolver commitments exceed the Dutch revolver exposure and 0.375% times the average daily amount by which the U.S. revolver commitments exceed the U.S. revolver exposure, as well as pay letter of credit fees and agency fees.

Guarantees and Security

All secured obligations under the Asset Backed Loan Facilities are unconditionally guaranteed by the U.S. Guarantors. The secured obligations under the Dutch senior secured revolving credit facility are also unconditionally guaranteed by the Initial Dutch Borrower and the Dutch Guarantors.

All secured obligations under the Asset Backed Loan Facilities are secured, subject to certain exceptions, by (i) a perfected first-priority security interest in, among other things, accounts, inventory and cash of the U.S. Guarantors (“ABL Priority Collateral”), and (ii) a perfected second-priority security interest in substantially all tangible and intangible assets of the U.S. Guarantors that are not ABL Priority Collateral, including, without limitation, 100% of the equity interests directly held by the Parent and the other U.S. Guarantors in their respective first-tier domestic subsidiaries and 65% of the equity interests directly held by the Parent and the other U.S. Guarantors in their first-tier foreign subsidiaries ((i) and (ii) collectively, the “ABL U.S. Collateral”). The Dutch senior secured revolving credit facility, in addition to being secured by the ABL U.S. Collateral, are secured, subject to certain exceptions, by a perfected first priority security interest in, among other things, accounts, inventory and cash of Initial Dutch Borrower and the Dutch Guarantors.

In connection with entry into the Asset Backed Loan Facilities, the Pledge Agreement, dated as of March 27, 2013, by and among the Initial U.S. Borrower, the Parent, KPLLC, Elastomers, KPCC and Bank of America, N.A., as collateral agent, was terminated (the “Existing Pledge Agreement”).

Payments and Voluntary Prepayments

The ABL Borrowers are permitted to voluntarily prepay outstanding revolver loans from time to time, without penalty or premium, other than customary breakage costs with respect to LIBOR loans. If a disposition of U.S. facility collateral not in the ordinary course of business results in cash consideration in excess of $5 million, all net proceeds from such disposition must be applied to the U.S. revolver loans or used to cash collateralize U.S. letters of credit, but only if, after giving the proposed disposition pro forma effect, the U.S. availability would be less than 15% of the U.S. line cap (the lesser of the U.S. revolver commitments and the U.S. borrowing base). If a disposition of Dutch facility collateral occurs not in the ordinary course of business, then all net proceeds from such disposition must be either applied to the Dutch revolver loans or used to cash collateralize the Dutch letters of credit. The Asset Backed Loan Facilities are scheduled to terminate on March 27, 2018 unless earlier termination is required or later termination is agreed upon under the terms of the Asset Backed Loan Agreement.

Certain Covenants and Events of Default

The Asset Backed Loan Agreement contains a number of negative covenants that restrict the operations and business of the ABL Borrowers and the ABL Guarantors and their restricted subsidiaries, including, among other things and subject to certain significant exceptions, limitations on: (i) liens; (ii) mergers and consolidations; (iii) sales of assets outside of the ordinary course of business; (iv) the incurrence and existence of debt; (v) restricted payments; (vi) investments, loans, advances and acquisitions; and (vii) transactions with affiliates.

The covenants limiting distributions, acquisitions, investments, and payments of debt each permit the restricted actions in an unlimited amount, subject to the satisfaction of certain payment conditions, principally that (i) pro forma excess availability must be at least 25% of the lesser of the Asset Backed Loan Facilities commitments and the borrowing base for 30 days preceding and 30 days after such otherwise restricted action or (ii) both (a) the pro forma fixed charge coverage ratio for the Parent and its restricted subsidiaries must be greater than 1.10 to 1.0 and (b) excess availability must be at least 17.5% of the lesser of the Asset Backed Loan Facilities commitments and the borrowing base for 30 days preceding and 30 days after such otherwise restricted action.

The Asset Backed Loan Agreement also contains a financial covenant that if either (a) excess availability is less than the greater of (i) 12.5% of the lesser of the commitments and the borrowing base and (ii) $31,250,000 or (b) U.S. availability is less than the greater of (i) 12.5% of the lesser of the U.S. commitments and U.S. borrowing base and (ii) $18,750,000, then following such event, Parent and its restricted subsidiaries must maintain a fixed charge coverage ratio of at least 1.0 to 1.0 for four fiscal quarters (or for a shorter duration if certain financial conditions are met). Additionally, the Asset Backed Loan Agreement contains a number of affirmative covenants, including, among other things: (i) permission for certain inspections, field examinations and appraisals of properties; (ii) the delivery of financial statements and other reports; (iii) the delivery of compliance certificates and other information; (iv) the delivery of notices, including notices of default and other material matters; (v) compliance with laws and material contractual obligations; (vi) payment of obligations, including taxes and indebtedness; (vii) the maintenance of insurance; (viii) the preservation of existence; (ix) the maintenance of properties; and (x) delivery upon request of landlord and storage agreements.

The Asset Backed Loan Agreement contains certain customary events of default, including, without limitation, a failure to make payments under the facility, cross-default and cross-judgment default, certain bankruptcy events and certain change of control events.

The foregoing summary does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Asset Backed Loan Agreement, attached hereto as Exhibit 10.3 and incorporated herein by reference.

Certain Relationships

The administrative and collateral agent and certain lenders under the Term Loan Facility and the Asset Backed Loan Facilities have in the past engaged, and may in the future engage, in transactions with and perform services, including commercial banking, financial advisory and investment banking services, for Parent, the Borrower and the Guarantors and their affiliates in the ordinary course of business for which they have received or will receive customary fees and expenses. Affiliates of one or more of the lenders acted as lenders and/or agents under, and as consideration therefore received customary fees and expenses in connection with the Term Loan Facility and the Asset Backed Loan Facilities.

Issuance of Senior Notes

Purchase Agreement and Joinder Agreement

On January 5, 2016, the Company and KPCC (collectively, the “Issuers”), together with the Parent and certain of its wholly-owned domestic subsidiaries, as guarantors (the “Kraton Guarantors”), entered into a Purchase Agreement (the “Purchase Agreement”) with Credit Suisse Securities (USA) LLC, Nomura Securities International, Inc. and Deutsche Bank Securities Inc., as representatives of the several initial purchasers named therein (collectively, the “Initial Purchasers”), to issue and sell $440 million in aggregate principal amount of the Issuers’ 10.500% Senior Notes due 2023 (the “Notes”) for resale in the United States to persons reasonably believed to be qualified institutional buyers under Rule 144A under the Securities Act of 1933, as amended (the “Act”), and outside the United States to non-U.S. persons in compliance with Regulation S under the Act.

On the Closing Date, the Issuers issued the Notes pursuant to the Purchase Agreement. Immediately following the consummation of the Arizona Chemical Acquisition (as described in Item 2.01 of this Current Report on Form 8-K), Arizona Chemical, AZ Intermediate, AZ Holdings, AZ US and ACC joined as parties to the Purchase Agreement pursuant to a joinder agreement and thereby became additional guarantors of the Notes (together with the Kraton Guarantors, the “Note Guarantors”). The gross proceeds from the Notes were used to pay a portion of the cash purchase price for the Arizona Chemical Acquisition, to fund the Issuers’ previously announced Offer to Purchase and Consent Solicitation (as defined below), including prepayment premiums, and to pay all other acquisition and financing related fees and expenses.

The Purchase Agreement contains customary representations, warranties and covenants by the Issuers and the Note Guarantors and customary closing conditions. Under the terms of the Purchase Agreement, the Issuers and Note Guarantors have agreed to indemnify the Initial Purchasers against certain liabilities.

Indenture

The Notes were issued under an Indenture, dated as of the Closing Date (the “Indenture”), among the Issuers, the Note Guarantors and Wells Fargo Bank, National Association, as trustee.

The Issuers will pay interest on the Notes on April 15 and October 15 of each year, beginning on October 15, 2016. The Notes will mature on April 15, 2023. The Issuers may redeem some or all of the Notes on or after October 15, 2018 at the redemption prices, plus accrued and unpaid interest, as set forth in the Indenture. The Notes are the Company’s general unsecured indebtedness and rank equally with all of the Issuers’ existing and future senior indebtedness, including the new Senior Secured Credit Facilities. The Notes will effectively rank junior to the Issuers’ existing and future secured indebtedness, including the new Senior Secured Credit Facilities, to the extent of the value of the collateral securing such indebtedness. The guarantees are the Note Guarantors’ general unsecured obligations and rank junior to all existing and future liabilities of each of Kraton’s subsidiaries that do not guarantee the Notes and rank senior to all of the Issuers’ existing and future subordinated indebtedness.

The foregoing summaries do not purport to be complete and are subject to, and qualified in their entireties, by the full text of the Purchase Agreement, the form of Joinder Agreement, the Indenture and the form of Global Note, attached hereto as Exhibits 10.4, 10.5, 4.1 and 4.2, respectively, and incorporated herein by reference.

Tender Offer and Consent Solicitation

Supplemental Indenture

On December 14, 2015, the Issuers entered into a second supplemental indenture (the “Second Supplemental Indenture”), by and among the Issuers, Wells Fargo Bank, National Association, as trustee for the indenture (as amended and supplemented, the “2019 Indenture”) governing the Issuers’ 6.75% Senior Notes due 2019 (the “6.75% Notes”), and certain guarantors party to the 2019 Indenture.

The Second Supplemental Indenture was entered into in connection with the Issuers’ previously announced tender offer to purchase for cash any and all of the 6.75% Notes and a concurrent solicitation of consents from the holders of the 6.75% Notes to amend the 2019 Indenture (collectively, the “Offer to Purchase and Consent Solicitation”), which commenced on December 1, 2015. The Second Supplemental Indenture amends the 2019 Indenture to, among other things, eliminate substantially all of the restrictive covenants as well as certain events of default (other than, among other events of default, the failure to make payment with respect to the 6.75% Notes and the failure of a guarantee of the 6.75% Notes) and related provisions contained in the 2019 Indenture.

The Second Supplemental Indenture became operative on the Closing Date, when the Company accepted for payment and purchased its 6.75% Notes that were tendered on or before the previously announced expiration date of 11:59 p.m., New York City time, on January 5, 2016 pursuant to the terms of the Offer to Purchase and Consent Solicitation Statement.

The foregoing summary does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Second Supplemental Indenture, attached hereto as Exhibit 4.3 and incorporated herein by reference.

Item 1.02 – Termination of a Material Definitive Agreement

The information set forth under Item 1.01 above regarding the termination of the Existing Pledge Agreement is incorporated by reference into this Item 1.02.

The information set forth under Item 1.01 above regarding the termination of the Existing Asset Backed Loan Facilities and the summary of the Existing Asset Backed Loan Facilities included in the Parent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 is incorporated by reference into this Item 1.02.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On the Closing Date, the Company completed the Arizona Chemical Acquisition for a cash purchase price of $1.37 billion. The purchase price, which remains subject to adjustment for certain items as provided in the Stock Purchase Agreement, was funded in part by a portion of the proceeds of the offering of the Notes and in part by the Initial Term Loan and initial borrowings under the Asset Backed Loan Facilities. Pursuant to the Stock Purchase Agreement, Arizona Chemical became a wholly-owned subsidiary of the Company on the Closing Date.

The foregoing summary of the Stock Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Stock Purchase Agreement, which was filed as Exhibit 2.1 to the Parent’s Current Report on Form 8-K filed on September 30, 2015, and is incorporated by reference into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above regarding the Term Loan Facility, the Asset Backed Loan Facilities and the Indenture is incorporated by reference into this Item 2.03.

Item 3.03	Material Modification to the Rights of Security Holders.

The information set forth under Item 1.01 above regarding the Second Supplemental Indenture is incorporated by reference into this Item 3.03.

Item 8.01	Other Events.

Final Settlement Pursuant to Offer to Purchase

On the Closing Date, the Company purchased $249,394,000 principal amount of its outstanding 6.75% Notes (CUSIP No. 50077D AB0) pursuant to the provisions of its Offer to Purchase and Consent Solicitation Statement, which was delivered to the holders of the 6.75% Notes on December 1, 2015. The tender offer expired at 11:59 p.m., New York City time, on January 5, 2016 (the “Expiration Date”).

On the Closing Date, the Company issued a press release announcing the expiration and final results of the tender offer. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Call for Redemption of Remaining 6.75% Notes

On January 6, 2016, the Company called for redemption, in accordance with the terms of the 2019 Indenture, all 6.75% Notes that remained outstanding after the Expiration Date, at the redemption price of 101.688% of the principal amount redeemed thereby, plus interest accrued to the redemption date of March 1, 2016.

Consummation of the Arizona Chemical Acquisition

On the Closing Date, the Company issued a press release announcing the consummation of the Arizona Chemical Acquisition, entry into the Term Loan Facility and the Asset Backed Loan Facilities and the closing of the issuance of the Notes. The press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Appointment of Officers

Effective as of the Closing Date, the Company appointed Suzanne Pesgens and Mark Santangelo to serve as Vice President – Chief Procurement Officer and Vice President – Operations & Supply Chain Treasurer, respectively, of the Company. Prior to such appointments, Ms. Pesgens and Mr. Santangelo each served as officers of Arizona Chemical and its subsidiaries until the consummation of the Arizona Chemical Acquisition. Ms. Pesgens and Mr. Santangelo will also continue to serve as Vice President – Chief Procurement Officer and Vice President – Operations & Supply Chain Treasurer, respectively, of AZ Intermediate, AZ Holdings, AZ US and ACC.

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

The audited historical financial statements of Arizona Chemical as of December 31, 2014 and 2013 and for the years ended December 31, 2014, 2013 and 2012, attached as Exhibit 99.3 to this Current Report on Form 8-K, and the unaudited financial statements of Arizona Chemical as of September 30, 2015 and December 31, 2014 and for the nine months ended September 30, 2015 and 2014, attached as Exhibit 99.4 to this Current Report on Form 8-K are incorporated by reference into this Item 9.01(a).

(b)	Pro forma financial information.

The following unaudited condensed combined pro forma financial statements of Kraton reflecting (i) the offering of the Notes, (ii) the consummation of the Arizona Chemical Acquisition, (iii) the Offer to Purchase and Consent Solicitation (iv) the repayment in full of all borrowings outstanding under the Existing Asset Backed Loan Facilities, and (v) our entry into the Asset Backed Loan Facilities and the Term Loan Facility, and the initial borrowings thereunder, have been prepared in accordance with Article 11 of Regulation S-X, are filed as Exhibit 99.5 hereto and are incorporated by reference into this Item 9.01(b):

•	unaudited pro forma condensed combined balance sheet as of September 30, 2015;

•	unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2015, and the year ended December 31, 2014; and

•	notes to unaudited condensed combined pro forma financial statements.

(d) Exhibits

Exhibit No.	Description

Exhibit 4.1	Indenture dated as of January 6, 2016 among Kraton Polymers LLC and Kraton Polymers Capital Corporation, as Issuers, Kraton Performance Polymers, Inc., Kraton Polymers U.S. LLC, Elastomers Holdings LLC, Arizona Chemical Holdings Corporation, AZ Chem Intermediate Inc., AZ Chem US Holdings Inc., AZ Chem US Inc. and Arizona Chemical Company, LLC, as Guarantors, and Wells Fargo Bank, National Association, as Trustee.

Exhibit 4.2	Form of Global Note for the 10.500% Senior Notes due 2023 (included in Exhibit 4.1).

Exhibit 4.3	Second Supplemental Indenture dated as of December 14, 2015 among Kraton Polymers LLC, Kraton Polymers Capital Corporation, the Guarantors named therein and Wells Fargo Bank, National Association, as trustee.

Exhibit 10.1	Credit and Guarantee Agreement dated as of January 6, 2016 among Kraton Polymers LLC, as the Borrower, Kraton Performance Polymers, Inc., Kraton Polymers U.S. LLC, Elastomers Holdings LLC, Kraton Polymers Capital Corporation, Arizona Chemical Holdings Corporation, AZ Chem Intermediate Inc., AZ Chem US Holdings Inc., AZ Chem US Inc. and Arizona Chemical Company, LLC, as Guarantors, and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and Collateral Agent.

Exhibit 10.2	Pledge and Security Agreement dated as of January 6, 2016 among Kraton Polymers LLC, Kraton Performance Polymers, Inc., Kraton Polymers U.S. LLC, Elastomers Holdings LLC, Kraton Polymers Capital Corporation, Arizona Chemical Holdings Corporation, AZ Chem Intermediate Inc., AZ Chem US Holdings Inc., AZ Chem US Inc. and Arizona Chemical Company, LLC, as Grantors, and Credit Suisse AG, Cayman Islands Branch, as Collateral Agent.

Exhibit 10.3	Amended and Restated Loan, Security and Guarantee Agreement dated as of January 6, 2016 among Kraton Polymers LLC, as the Borrower, Kraton Performance Polymers, Inc., Kraton Polymers U.S. LLC, Elastomers Holdings LLC, Kraton Polymers Capital Corporation, Arizona Chemical Holdings Corporation, AZ Chem Intermediate Inc., AZ Chem US Holdings Inc., AZ Chem US Inc. and Arizona Chemical Company, LLC, as Guarantors, and Bank of America, N.A., as Administrative Agent and Collateral Agent.

Exhibit 10.4	Purchase Agreement, dated as of January 5, 2016, by and among Kraton Polymers LLC and Kraton Polymers Capital Corporation, as Issuers, Credit Suisse Securities (USA) LLC, Nomura Securities International, Inc. and Deutsche Bank Securities Inc., as representatives of the several initial purchasers named therein, and the Guarantors named therein.

Exhibit 10.5	Form of Joinder Agreement to Purchase Agreement (included in Exhibit 10.4).

Exhibit 99.1	Press Release dated January 6, 2016 titled “Kraton Polymers LLC Announces Expiration and Final Results for the Previously Announced Tender Offer and Consent Solicitation for the 6.75% Senior Notes Due 2019.”

Exhibit 99.2	Press Release dated January 6, 2016 titled “Kraton Polymers LLC Announces Closing of its Acquisition of Arizona Chemical Holdings Corporation.”

Exhibit 99.3	Audited Consolidated Financial Statements of Arizona Chemical Holdings Corporation as of December 31, 2014 and 2013 and for the years ended December 31, 2014, 2013 and 2012 (incorporated by reference to Exhibit 99.2 to Kraton Performance Polymers, Inc.’s Current Report on Form 8-K filed with the SEC on December 7, 2015).

Exhibit 99.4	Unaudited Condensed Consolidated Financial Statements of Arizona Chemical Holdings Corporation as of September 30, 2015 and December 31, 2014 and for the nine months ended September 30, 2015 and 2014 (incorporated by reference to Exhibit 99.3 to Kraton Performance Polymers, Inc.’s Current Report on Form 8-K filed with the SEC on December 7, 2015).

Exhibit 99.5	Unaudited Pro Forma Condensed Combined Financial Statements of Kraton Performance Polymers, Inc. and Arizona Chemical Holdings Corporation as of the nine months ended September 30, 2015 and for the nine months ended September 30, 2014 and the year ended December 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraton Performance Polymers, Inc.

Date: January 7, 2016	By:	/s/ Stephen E. Tremblay
Stephen E. Tremblay
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

Exhibit 4.1	Indenture dated as of January 6, 2016 among Kraton Polymers LLC and Kraton Polymers Capital Corporation, as Issuers, Kraton Performance Polymers, Inc., Kraton Polymers U.S. LLC, Elastomers Holdings LLC, Arizona Chemical Holdings Corporation, AZ Chem Intermediate Inc., AZ Chem US Holdings Inc., AZ Chem US Inc. and Arizona Chemical Company, LLC, as Guarantors, and Wells Fargo Bank, National Association, as Trustee.

Exhibit 4.2	Form of Global Note for the 10.500% Senior Notes due 2023 (included in Exhibit 4.1).

Exhibit 4.3	Second Supplemental Indenture dated as of December 14, 2015 among Kraton Polymers LLC, Kraton Polymers Capital Corporation, the Guarantors named therein and Wells Fargo Bank, National Association, as trustee.

Exhibit 10.1	Credit and Guarantee Agreement dated as of January 6, 2016 among Kraton Polymers LLC, as the Borrower, Kraton Performance Polymers, Inc., Kraton Polymers U.S. LLC, Elastomers Holdings LLC, Kraton Polymers Capital Corporation, Arizona Chemical Holdings Corporation, AZ Chem Intermediate Inc., AZ Chem US Holdings Inc., AZ Chem US Inc. and Arizona Chemical Company, LLC, as Guarantors, and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and Collateral Agent.

Exhibit 10.2	Pledge and Security Agreement dated as of January 6, 2016 among Kraton Polymers LLC, Kraton Performance Polymers, Inc., Kraton Polymers U.S. LLC, Elastomers Holdings LLC, Kraton Polymers Capital Corporation, Arizona Chemical Holdings Corporation, AZ Chem Intermediate Inc., AZ Chem US Holdings Inc., AZ Chem US Inc. and Arizona Chemical Company, LLC, as Grantors, and Credit Suisse AG, Cayman Islands Branch, as Collateral Agent.

Exhibit 10.3	Amended and Restated Loan, Security and Guarantee Agreement dated as of January 6, 2016 among Kraton Polymers LLC, as the Borrower, Kraton Performance Polymers, Inc., Kraton Polymers U.S. LLC, Elastomers Holdings LLC, Kraton Polymers Capital Corporation, Arizona Chemical Holdings Corporation, AZ Chem Intermediate Inc., AZ Chem US Holdings Inc., AZ Chem US Inc. and Arizona Chemical Company, LLC, as Guarantors, and Bank of America, N.A., as Administrative Agent and Collateral Agent.

Exhibit 10.4	Purchase Agreement, dated as of January 5, 2016, by and among Kraton Polymers LLC and Kraton Polymers Capital Corporation, as Issuers, Credit Suisse Securities (USA) LLC, Nomura Securities International, Inc. and Deutsche Bank Securities Inc., as representatives of the several initial purchasers named therein, and the Guarantors named therein.

Exhibit 10.5	Form of Joinder Agreement to Purchase Agreement (included in Exhibit 10.4).

Exhibit 99.1	Press Release dated January 6, 2016 titled “Kraton Polymers LLC Announces Expiration and Final Results for the Previously Announced Tender Offer and Consent Solicitation for the 6.75% Senior Notes Due 2019.”

Exhibit 99.2	Press Release dated January 6, 2016 titled “Kraton Polymers LLC Announces Closing of its Acquisition of Arizona Chemical Holdings Corporation.”

Exhibit 99.3	Audited Consolidated Financial Statements of Arizona Chemical Holdings Corporation as of December 31, 2014 and 2013 and for the years ended December 31, 2014, 2013 and 2012 (incorporated by reference to Exhibit 99.2 to Kraton Performance Polymers, Inc.’s Current Report on Form 8-K filed with the SEC on December 7, 2015).

Exhibit 99.4	Unaudited Condensed Consolidated Financial Statements of Arizona Chemical Holdings

Corporation as of September 30, 2015 and December 31, 2014 and for the nine months ended September 30, 2015 and 2014 (incorporated by reference to Exhibit 99.3 to Kraton Performance Polymers, Inc.’s Current Report on Form 8-K filed with the SEC on December 7, 2015).

Exhibit 99.5	Unaudited Pro Forma Condensed Combined Financial Statements of Kraton Performance Polymers, Inc. and Arizona Chemical Holdings Corporation as of the nine months ended September 30, 2015 and for the nine months ended September 30, 2014 and the year ended December 31, 2014.